Exhibit 10.2

AMENDMENT TO THE AMENDED AND RESTATED ASSET PURCHASE AGREEMENT

资产购买协议修订

This Amendment to the Amended and Restated Asset Purchase Agreements (this “Amendment”) is dated May 28, 2021, and is entered into by and between Sichuan RiZhanYunJisuan Co., Ltd., a company incorporated in the People’s Republic of China (“Seller”), and Code Chain New Continent Limited, a Nevada corporation (“Buyer”).

本资产购买协议修订（“本修订协议”），于2021年5月28日，由一家在中华人民共和国设立的公司，四川日瞻云计算有限公司（ “卖方”），与一家内华达州公司，Code Chain New Continent Limited （“买方”）共同签署。

WHEREAS, the Seller and Buyer entered into an Asset Purchase Agreement on February 23, 2021, which was amended and restated on April 16, 2021 (the “Original Agreement”) , pursuant to which the Seller agreed to sell certain Assets to Buyer.

鉴于，买方和卖方于2021年2月23日签署并于2021年4月16日修订资产购买协议（“原协议”），由卖方向买方出售资产。

NOW THEREFORE, all parties of this Amendment hereby agree as follows through negotiations:

鉴于此，通过各方协商，各方同意签订协议如下：

1.	In this Amendment, unless the context otherwise requires, words and expressions defined in the Original Agreement and shall have the same meanings when used herein.

在本修订协议中，除非本修订协议另有约定原协议中定义的词语和术语在此具有相同含义。

2.	Section 1.07 shall be deleted and replaced with the following:

1.07条应删除，并替换为以下内容:

“Section 1.07 Purchase Price. The aggregate purchase price for the Assets shall be RMB40,000,000 (the “Purchase Price”), or US$6,160,000 (based on the exchange rate as of April 8, 2021), payable in the form of 1,587,800 shares of common stock of Buyer, valued at US$3.88 per share, the closing bid price of the common stock of Buyer on the Nasdaq Stock Market on April 8, 2021.

1.07 购买价格。资产总购买价格为4000万人民币（“购买价格”）或6,160,000美元（基于2021年4月8日的汇率），支付方式为发行给卖方1,587,800 股买方的普通股，价值3.88美元每股，为2021年4月8日纳斯达克收盘价。”

3.	The first sentence of Section 1.08 shall be deleted and replaced with the following:

1.08条的第一句条款应删除，并替换为以下内容:

“Section 1.08 Performance Bonus. Buyer shall pay to Seller or its designees the following bonus upon the achievement by the operation of the Assets of the following events during the one-year period from March 19, 2021 to March 19, 2022 (“Valuation Period”):

1.08 业绩奖励。如在交割日后一年内（“评估期”）资产运营取得下列成果，买方应向卖方或其指定人支付下列奖金：”

4.	Section 1.08 (a) shall be deleted and replaced with the following:

1.08 (a)条应删除，并替换为以下内容:

“(a) RMB5,000,000 worth of common stock of Buyer (the “Bonus Shares”) if the Assets generates on behalf of Buyer each month starting on March 19, 2021 during the Valuation Period an average net profit per day/ 10,000 machines (“Daily Profit”) that is equal to RMB 200,000 and a net profit per month/10,000 machines (“Monthly Profit”) that is equal to RMB6,000,000.

(a) 如果在评估期内自2021年3月19日起每个月内代表买方产生的每天该10,000机器的平均净利润（“日净利”）等于200,000人民币，并且每月该10,000机器的净利润（“月净利”）等于6,000,000人民币，则奖励为价值人民币500万元的买方普通股（“奖励股票”）。”

5.	Section 1.08 (d) shall be deleted and replaced with the following:

1.08	(d)条应删除，并替换为以下内容:

“(d) Such Daily Profit and Monthly Profit shall be determined on a monthly basis on the first day of the next month. Such Bonus Shares and additional shares pursuant to Section 1.08(c), when applicable, shall be issued on the fifteenth day of such next month. Notwithstanding the foregoing, the Bonus Shares and additional shares pursuant to Section 1.08(c) of the month of March 2021 and April 2021, if appliable, shall be issued on or after May 24, 2021.

（d）日净利在次月一日进行计算。奖励股票和1.08（c）规定的超额股票，如适用，应于该月十五日发行。尽管有上述规定，但2021年3月和4月的奖励股票和1.08（c）规定的超额股票，如适用，应于2021年5月24日或之后发行。”

6.	Except as expressly set forth in this Amendment, the terms and provisions of Orignal Agreement shall continue unmodified and in full force and effect. In the event of any conflict between this Amendment and the Original Agreement, this Amendment shall control.

除非本修正有明确约定外，合同安排中的条款和内容将继续有效。如果本修正与合同安排相冲突，以本修正为准。

7.	This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

本修正可以签署多份，每一份都为原件，构成整份文件。

[SIGNATURE PAGE FOLLOWS]

[以下是签字页]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized. 兹证明，双方已在本协议首次写明的日期由其正式授权的人员签署

Sichuan RiZhanYunJisuan Co., Ltd.
四川日瞻云计算有限公司

By	/s/ Tao Ouyang
签字：
Name:
姓名：Tao Ouyang
Title:
职位

Code Chain New Continent Limited

By	/s/ Weidong Feng
签字：
Name: Weidong (David) Feng
姓名：
Title: Co-CEO
职位：联合首席执行官